Exhibit (p)(6)

Investment Adviser’s
CODE OF ETHICS
Effective
January 1, 2013

Investment Adviser’s
Code of Ethics
TABLE OF CONTENTS

I.		OVERVIEW	3

II.		STATEMENT OF GENERAL PRINCIPLES	4

III.		ACCESS PERSON CLASSIFICATIONS	5

	A.	PLFA ACCESS PERSON	5
	B.	FUND ACCESS PERSON	5
	C.	DUAL ACCESS PERSON	5

IV.		PROTECTION OF NON-PUBLIC INFORMATION	5

V.		SUNGARD PROTEGENT PERSONAL TRADING ASSISTANT SYSTEM	6

VI.		FINANCIAL FIRMS	6

	A.	EXISTING ACCOUNTS	6
	B.	NEW ACCOUNTS	6

VII.		PERSONAL TRADING	7

	A.	RESTRICTED LIST	7
	B.	PRECLEARANCE	7

VIII.		REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS	9

	A.	INITIAL REPORTING REQUIREMENTS	10
	B.	QUARTERLY REPORTING REQUIREMENTS (NON-SUNGARD)	11
	C.	ANNUAL REPORTING REQUIREMENTS (NON-SUNGARD)	11
	D.	QUARTERLY REPORTING REQUIREMENTS (SUNGARD)	12
	E.	ANNUAL REPORTING REQUIREMENTS (SUNGARD)	12
	F.	REPORTING EXCEPTIONS	13

IX.		ACCOUNTS AND TRANSACTIONS EXEMPT FROM CERTAIN CODE REQUIREMENTS	13

X.		REVIEW AND ENFORCEMENT	15

	A.	REVIEW	15
	B.	ENFORCEMENT	15

XI.		CONFIDENTIALITY	16

XII.		TRAINING	16

XIII.		AMENDMENT AND INTERPRETATION OF PROVISIONS	16

APPENDIX 1.		GLOSSARY	17

APPENDIX 2.		COMPLIANCE OFFICERS	21

APPENDIX 3.		PTA SUPPORTED FINANCIAL FIRMS	22

TABLE OF SECURITY TYPES AND REQUIRED ACTIONS			23

QUARTERLY REPORT OF SECURITIES TRANSACTIONS			26

PACIFIC SELECT FUND / PACIFIC LIFE FUNDS INFORMATION REQUEST			28

ANNUAL REPORT OF SECURITIES HOLDINGS			29

PRE-CLEARANCE FORM			31
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
I.	OVERVIEW

This Investment Adviser’s Code of Ethics, which includes the appendices, reporting forms, and their instructions, (together the “Code”) has been developed to meet regulatory requirements and prudent business practices. The Code is adopted by Pacific Life Fund Advisors LLC (“PLFA”), in its capacity as a registered investment adviser, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “1940 Act”). PLFA also does business under the name “Pacific Asset Management” or “PAM” and references throughout the remainder of the document to PLFA include PAM.

The Code is intended to ensure that all acts, practices and courses of business engaged in by Access Persons reflect high standards and comply with the requirements of the 1940 Act. All Access Persons must comply with this Code in conjunction with Pacific Life Insurance Company’s (“Pacific Life”) Code of Business Conduct which is applicable to all employees of Pacific Life and its affiliates, including PLFA. In circumstances where there is a conflict between a standard established by a Pacific Life policy and the standards established by the Code, the Code shall supersede. Employees deemed Access Persons must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our clients. Violations of this Code by an Access Person could result in personal sanctions.

Note: Certain words within this Code have specific meanings which can be found in the Glossary in Appendix 1. The first time those words appear within the Code, they will be italicized and underlined. The on-line version of this document has a hyper-link from each of those italicized and underlined words to the section of the Glossary where the specific definitions appear.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
II.	STATEMENT OF GENERAL PRINCIPLES

The following are general principles governing personal Securities transactions by Access Persons.

Each Access Person is required to:
•	place the interests of Client Accounts first;

•	comply with the Code and avoid any actual or potential conflicts of interest in personal Securities transactions;

•	comply with Pacific Life’s Code of Business Conduct; and

•	comply with all applicable federal securities laws, rules and regulations.
Each Access Person must not:
•	shadow a Client Account’s trades by duplicating the Client’s trades;

•	front run a Client Account by trading Securities ahead of the Client;

•	defraud, manipulate, or plan to defraud a Client Account;

•	trade a Security in any account where they have direct or indirect Beneficial Ownership if that Access Person has actual knowledge that the same Security is being considered for purchase or sale, or is being purchased or sold for a Client Account.

Note: Access persons are not required to ask if a Security is being considered, or is being purchased or sold, for a Client Account.
The following are special considerations governing personal Securities transactions by Investment Professionals
Each Access Person must not:
•	take inappropriate advantage of his or her position by
o	directly or indirectly using information concerning the investment intentions for our Client Accounts;

o	influencing the investment decision-making process for our Client Accounts;

o	or using Client Account assets
to affect the market in a way that personally benefits them or a portfolio of which they have Beneficial Ownership or in a manner detrimental to the interests of our Client Accounts;

•	take an investment opportunity away from a Client Account that adversely affects the Client Account or to inappropriately benefit a portfolio of which you have Beneficial Ownership;

•	mislead a Client Account by making an untrue statement of a material fact or omitting to state a material fact.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
III.	ACCESS PERSON CLASSIFICATIONS

Under this Code, an Access Person’s classification is determined by their role and responsibilities within PLFA. A Compliance Officer has determined each Access Person’s classification based on the guidelines outlined below and reviewed the classification of each Access Person with applicable management. If you are unsure of your classification, please contact a Compliance Officer. All classifications of Access Persons are subject to the Code in its entirety. There are three different classifications of Access Person, including:
A.	PLFA Access Person
•	Is an Access Person who has access to nonpublic trading or Securities holdings information of the Client Accounts managed by PAM; and/or;

•	is involved in the Securities recommendations to clients, or has access to such recommendations that are non-public for the Client Accounts managed by PAM; and/or

•	is an Officer of PLFA.
B.	Fund Access Person
•	Is an Access Person who has access to non-public trading or Securities holdings information of the Pacific Select Fund/Pacific Life Funds; and/or

•	is an Officer of the Pacific Select Fund/Pacific Life Funds.
C.	Dual Access Person

A Dual Access Person is both a PLFA Access Person and a Fund Access Person.
PLFA employees who are not officers of PLFA will generally be classified as Fund Access Persons as their access is limited to the Pacific Select Fund/Pacific Life Fund portfolios managed by PAM.

IV.	PROTECTION OF NON-PUBLIC INFORMATION

Access Persons have access to non-public investment information of the Investment Adviser which may include Securities recommendations, Trading Activity or holdings information of the Client Accounts managed by PAM or the Pacific Select Fund/Pacific Life Funds. Access Persons must not disclose non-public investment information of the Investment Adviser except as required to effect Securities transactions, or for other valid business reasons, providing appropriate confidentiality agreements have been executed, or for legal or regulatory requirements as permitted by applicable laws.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
V.	SUNGARD PROTEGENT PERSONAL TRADING ASSISTANT SYSTEM

Compliance uses SunGard’s Protegent Personal Trading Assistant System (“PTA”), a web-based reporting system to aid in the monitoring of the Code of Ethics. Only Access Persons who have accounts with financial firms (brokers, dealers or banks) that have the capability to transmit personal trading information electronically or can send duplicate statements and confirmations to SunGard for manual entry into the system will use PTA to fulfill reporting and certification requirements. Access Persons that have either no personal trading accounts or whose accounts and/or transactions are exempt from certain code requirements will fulfill reporting and certification requirements by submitting paper statements or communicating through email. See Appendix 3 for a listing of the financial firms that currently have the capability to transmit personal trading information electronically (PTA Supported Financial Firms).

VI.	Financial Firms

A. Existing Accounts

Access Persons who have existing accounts with financial firms not supported by PTA are not required to move their accounts to a PTA Supported Financial Firm. If you do maintain an account with a PTA Supported Financial Firm, you will be requested to authorize your financial firm(s) to send duplicate statements electronically, including transaction confirmations to PTA. If you do not maintain an account with a PTA Supported Financial Firm, you will be requested to authorize your financial firm(s) to send duplicate copies of statements and confirmations to SunGard for manual entry into PTA. The Compliance Officer has access to your personal trading information in PTA for the purpose of monitoring compliance with the Code.

B. New Accounts

Access Persons are encouraged to open and maintain any new accounts with a PTA Supported Financial Firm. Upon opening a personal trading account with a PTA Supported Financial Firm, Access Persons are required to provide Compliance with the identifying account number and the name of the account. Compliance will request the financial firm to electronically transmit personal trading and holdings information of your account to SunGard.

By maintaining your personal brokerage accounts with one or more of the PTA Supported Financial Firms or authorizing your financial firm(s) to send duplicate copies of statements and confirmations to SunGard, Access Persons do not need to manually submit quarterly and annual reporting to the Compliance Officer for review. However, you are still required to certify that the information in PTA is accurate for the reporting period.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
VII.	PERSONAL TRADING

Before trading any Securities, Access Persons should review the Code to determine how their contemplated transaction must be handled. Certain transactions are subject to preclearance or may be prohibited altogether. If you need preclearance, you must obtain that preclearance in writing BEFORE you trade.
•	You must first check the current Restricted List to see if there are specific restrictions placed on the Securities of the Issuer you wish to trade. Additional information on the Restricted List is in Section A below.

•	If the Issuer is not on the Restricted List, you must check the preclearance requirements under Section B to determine how much and under what circumstances you can trade your specific issue without preclearance authorization.
A.	Restricted List

The Restricted List will include Issuers for a variety of reasons, including but not limited to, the possession of material non-public information by Pacific Life and its affiliates, including PLFA, regarding that Issuer. There is an absolute ban on personal Securities transactions in the Securities of these Issuers when they are present on the list.

If you execute a short sale and the Issuer of that security is subsequently placed on the Restricted List, you may not execute a “cover” transaction in order to close out the position. The Restricted List is made available to all Access Persons anytime there is an update to the list. A copy of the most recent Restricted List is available on PTA and upon request from a Compliance Officer.

B.	Preclearance

1. The following Securities or situations require preclearance:
•	All transactions in Initial Public Offerings (“IPOs”)

•	All transactions in Private Placements

•	All transactions in Hedge Funds

•	All individual transactions over $100,000, per Issuer, within a rolling 30-day period (except for security types which do not require preclearance. See Section VII.B.2.).
o	If your cumulative transactions, per Issuer, within a rolling 30-day period will exceed $100,000, for each transaction in excess of $100,000 within the rolling 30-day period, you must obtain preclearance. A distinction is not made between purchase and sale transactions for the purpose of calculating $100,000.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
o	The $100,000 threshold refers to the total principal amount of the transaction (par or shares multiplied by the price). The value of short options for purposes of the $100,000 preclearance requirement is (contracts x shares x strike price). Long options will be valued at the amount of the premium paid for the contracts. Preclearance is required to exercise long options if they are valued over the $100,000 threshold.

o	For example, a purchase of $80,000 would not require preclearance, but a subsequent sale within 30 days of $25,000 of the same Issuer, or any asset of the same Issuer, would require preclearance.

o	Another example is a purchase of $25,000 of a security in one account, another purchase of $30,000 of a security of the same Issuer in a second account, and a sell of $60,000 of a security of the same Issuer in a third account, all within 30 days would require preclearance.
•	Pacific Asset Management (PAM) employees only — transactions in Pacific Life Funds or Pacific Select Fund portfolios managed by PAM.
2.	Transactions in the following security types do not require preclearance:
•	Municipal Bonds and Municipal Notes[1]

•	Exchange Traded Funds [1] (including Options on Exchange Traded Funds)

•	Pacific Select Fund/Pacific Life Funds[1]

•	Open-ended mutual funds registered in the United States, and Unit Investment Trusts invested exclusively in those funds

•	Bankers’ Acceptances

•	Bank Certificates of Deposit

•	Commercial Paper

•	Repurchase Agreements

•	Securities with a remaining maturity of 397 calendar days or less that have received a rating in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”)

•	U.S. Treasury Securities and U.S. Government Agency Securities

[1]	Security types are not exempt from reporting requirements. See Section VIII for reporting requirements.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
If you purchase an eligible Security either with or without preclearance, it does not necessarily make that Security eligible for sale without preclearance. The status of your Security may have changed during the time you held the position. If an Issuer is added to the Restricted List after receiving preclearance, the Access person can only act on the preclearance if the trade order has already been placed with a broker. The trade order may not be cancelled, nor may it be placed after the new Restricted List has been distributed. Access persons will be required to provide proof from the broker of the date and time the order was placed.

A Compliance Officer may not grant preclearance for their own transactions that require preclearance approval.

Please refer to the Table of Security Types and Required Actions in Appendix 4 for examples of Security types with preclearance requirements.

3.	Personal Securities Transaction Pre-Clearance Requests

For Access Persons using PTA, you must complete all information for transactions that require preclearance on PTA. A Compliance Officer will receive and review the preclearance request. Approved transactions must be completed by the expiration date stated on PTA or a new preclearance request must be completed after the expiration date for transactions occurring after that date.

For Access Persons not using PTA, you must complete all information on the Personal Securities Transaction Preclearance form for transactions that require preclearance. You must submit the form to a Compliance Officer. Approved transactions must be completed by the expiration date stated on the form or a new preclearance request form must be completed after the expiration date for transactions occurring after that date. A copy of the form can be found on Splash! and is available upon request from a Compliance Officer.

If preclearance is required, you MUST receive approval either electronically in PTA or in writing BEFORE you trade.
VIII.	REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

Reporting is required on an initial, quarterly, and annual basis and in general there are three types of reports: Securities holdings reports; Securities transaction reports; and compliance certification reports.

If you have accounts with financial firms that have the capability to transmit personal trading information electronically or can send duplicate statements and confirmations to SunGard, then you will use PTA to fulfill reporting and certification requirements. If you maintain a personal brokerage account at a broker-dealer other than at an Approved Broker, you are responsible for providing transactions and statements on a quarterly and
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
annual basis and upon request to the Compliance Officer. If any reportable transactions do not occur through a broker-dealer (e.g. purchase of a private placement), such transactions must be reported separately on the Quarterly Securities Transactions Report.
As a result of some Access Persons using PTA and some Access Persons reporting manually, the quarterly and annual reporting requirements sections are separated between the two different groups.
The information below describes when each type of report is required:
A.	Initial Reporting Requirements

Within 10 business days of becoming an Access Person you must complete, sign, date, and submit the following reports to a Compliance Officer:
1.	Initial Certificate of Compliance

The Initial Certificate of Compliance form states that you have received a copy of and read and understand the Code and, that to the best of your knowledge, you have disclosed, reported, or caused to be reported, all reportable Securities of which you have beneficial ownership.

2.	Report of Initial Securities Holdings

You must complete all information on the Report of Initial Securities Holdings form using the Code and the instructions provided. The holdings information provided must be current as of a date that is no more than 45 calendar days prior to the date of becoming an Access Person.

3.	Pacific Select Fund/Pacific Life Funds Information Request

Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity and/or variable life insurance policy) and Pacific Life Funds investments are subject to initial reporting requirements of this Code. If you beneficially own any Pacific Select Fund/Pacific Life Funds, you must authorize a Compliance Officer to obtain and/or access a duplicate copy of your statements. You do not need to further report Pacific Select Fund/Pacific Life Funds quarterly transactions or annual holdings if you have authorized a Compliance Officer to obtain duplicate statements. If you open a Pacific Select Fund/Pacific Life Funds account you must provide new account information to a Compliance Officer.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics

The following sections B and C pertain to those Access Persons that are not using the SunGard Personal Trading Assistant System
B.	Quarterly Reporting Requirements (Non-SunGard)

Within 30 calendar days of the calendar quarter end you must complete, sign, date, and submit the following reports to a Compliance Officer:
1.	Quarterly Report of Securities Transactions

You must complete all information using the Code and the instructions provided with the form. Furthermore, if you have not previously done so, you must provide complete information with respect to any new accounts at a broker, dealer or bank that you may have opened during the quarter that hold Securities of which you are the beneficial owner. If you do not have reportable transactions during a quarter then you may use the voting button option in the quarterly email request in lieu of completing the form.

2.	Quarterly Information Request of Pacific Select Fund/Pacific Life Funds

Transactions in Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity and/or variable life insurance policy) and Pacific Life Funds investments are generally subject to the quarterly reporting requirements of this Code. The Quarterly Information Request is for reporting changes to your accounts in the Pacific Select Fund/Pacific Life Funds including new or closed accounts in the Funds. You do not need to further report Pacific Select Fund/Pacific Life Funds quarterly transactions or annual holdings if you have authorized a Compliance Officer to receive duplicate statements.
C.	Annual Reporting Requirements (Non-SunGard)
Within 30 calendar days of the calendar year end, you must complete, sign, date, and submit the following reports to a Compliance Officer:
1.	Annual Report of Securities Holdings

You must complete all information using the Code and the instructions provided with the form. The holdings information provided must be current as of a date that is no more than 45 calendar days prior to the date the report is submitted. Pacific Select Fund/Pacific Life Funds are subject to the annual reporting requirements of this Code.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
2.	Annual Certificate of Compliance

The certificate states that you have received a copy of and read and understand the Code and, that to the best of your knowledge, you have disclosed, reported, or caused to be reported, all reportable Securities of which you have beneficial ownership.

The following sections D and E pertain to those Access Persons that use the SunGard Personal Trading Assistant System
D.	Quarterly Reporting Requirements (SunGard)
1.	Quarterly Report of Securities Transactions

The requirement to report personal Securities transactions is generally satisfied by a PTA Supported Financial Firm transmitting your transactions to PTA or by your financial firm submitting your statements and confirmations directly to SunGard.

You will be able to view this information and will be required to certify to the accuracy of your personal trading information. Any missing or erroneous information should be brought to the attention of a Compliance Officer immediately.

You will be prompted to respond to quarterly certifications through PTA and must certify within 30 calendar days of the calendar quarter end.

2.	Quarterly Information Request of Pacific Select Fund/Pacific Life Funds

Transactions in Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity and/or variable life insurance policy) and Pacific Life Funds investments are subject to the quarterly reporting requirements of this Code. You will be prompted to report changes to your accounts in the Pacific Select Fund/Pacific Life Funds including new or closed accounts in the Funds through PTA. You do not need to further report Pacific Select Fund/Pacific Life Funds quarterly transactions or annual holdings if you have authorized a Compliance Officer to receive duplicate statements.
E.	Annual Reporting Requirements (SunGard)
You are required to certify on an annual basis that you have complied with each provision of your initial acknowledgement. In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize that you are subject to its provisions, that you have complied with the requirements of the Code during the period to
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
which it applies, and that you have disclosed reports, or caused to be reported all investment transactions required to be disclosed or reported.
You will be prompted to respond to annual certifications through PTA and must certify within 30 calendar days of the calendar year end.
F.	Reporting Exceptions

Transactions in the following Securities do not require any type of reporting:
•	Open-ended mutual funds registered in the United States, and Unit Investment Trusts invested exclusively in those funds (does not include transactions in Pacific Select Fund/Pacific Life Funds)

•	Bankers’ Acceptances

•	Bank Certificates of Deposit

•	Commercial Paper

•	Repurchase Agreements

•	Securities with a remaining maturity of 397 calendar days or less that have received a rating in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”)

•	U.S. Treasury Securities and U.S. Government Agency Securities
IX.	ACCOUNTS AND TRANSACTIONS EXEMPT FROM CERTAIN CODE REQUIREMENTS

Transactions in an account over which the Access Person has no direct influence or Control may not be subject to certain aspects of reporting, trading requirements and restrictions, depending on the type of account or transaction. This list does not represent all scenarios where the Access Person may not have direct influence or control. Please contact a Compliance Officer to discuss situations that are not included to confirm any applicable exemptions.
•	Transactions in a Blind Trust are not subject to any of the reporting provisions, Restricted List trading restrictions, or the preclearance requirements of this Code. Participants in a Blind Trust do not typically receive statements. If you have beneficial ownership of Securities in an account that meets all the criteria of a Blind Trust, you do not need written approval from a Compliance Officer to exercise this exception.

•	Managed Accounts are accounts in which you grant the manager complete investment discretion over your account; however, you may not participate, directly or indirectly, in individual investments decisions or be made aware of
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as your overall investment objectives. However these guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments. Participants in these types of accounts typically receive statements. Transactions occurring in these accounts are not subject to the preclearance requirement, the prohibition of trading Issuers listed on the Restricted List, and are not subject to quarterly transaction and annual holdings reporting. The manager who has discretion over the account will be required to confirm the discretionary nature of the account on a periodic basis, generally quarterly.

•	Transactions pursuant to an Automatic Investment Plan are not subject to certain aspects of reporting. These include transactions made directly with the Issuer in a direct stock purchase. In general, an Automatic Investment Plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan (“DRIP”). Transactions in an Automated Investment Plan are not subject to quarterly transaction reporting, the preclearance requirements or the prohibition of trading Issuers listed on the Restricted List. Holdings that result from this type of plan must be reflected on the annual holdings report.
o	However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan may require preclearance, are subject to Restricted List trading provisions and must be included in the quarterly transaction report.
•	Transactions reflecting the receipt of employer stock or options by an employee resulting from an Employee Stock Purchase Plan (“ESPP”), Employee Stock Options (“ESO”) granted, or as a form of compensation, are not subject to quarterly transaction reporting, the preclearance requirements or the prohibition of trading Issuers listed on the Restricted List. Holdings that result from this type of plan must be reflected on the annual holdings report.
o	However, any transaction to buy or sell employer stock or exercise options are subject to Restricted List trading provisions and must be included in a quarterly transaction report.

Please refer to the Table of Security Types and Required Actions in Appendix 4 for examples of security types with reporting requirements.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
X.	REVIEW AND ENFORCEMENT
A.	Review

A Compliance Officer will review the reported personal Securities trading activity obtained for or reported by Access Persons, including transactions in the Pacific Select Fund/Pacific Life Funds to determine whether any violation of the Code may have occurred. A Compliance Officer reviews initial holdings reports within a reasonable time after receipt, annual holdings reports at least annually, and transaction reports periodically.

Retaliation (e.g., termination, demotion or discrimination) against an Access Person who reports a violation or who assists or participates with an investigation in good faith is prohibited. Good faith does not require that you be correct about the occurrence of a suspected activity but it does mean that you must tell the truth, as you know it, about the situation.

B.	Enforcement

1. Violation Determination

A final determination of whether a violation of the Code has occurred will be made by a Compliance Officer. Before making a final determination of whether a violation of the Code has occurred, a Compliance Officer will give the applicable Access Person an opportunity to supply additional information regarding the issue in question. When unusual issues arise, Compliance Officers may seek additional direction from the General Counsel, Investment Counsel, Outside Counsel, or Chief Compliance Officer.

Any Access Person who is uncomfortable with an interpretation, application of the Code or final determination made by a Compliance Officer, may appeal to the General Counsel or Chief Compliance Officer.

2. Violation Resolution

Once a Compliance Officer has determined that a violation of the Code has occurred, a memo outlining the details of the violation will be provided to appropriate management to notify them of the violation, with a copy to the Access Person and the Chief Compliance Officer. In addition, the Access Person may be subject to sanctions and other remedial actions, which may include, among other things:
•	additional training;

•	re-certification of the Code;

•	meeting with compliance staff;

•	meeting with the Chief Compliance Officer;

•	restrictions of personal Securities transactions;

•	a letter of admonition;
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
•	fines;

•	disgorgement (including forfeiting any profits or absorbing any losses);

•	suspension;

•	reassignment;

•	demotion;

•	termination of employment; or

•	in extreme circumstances referral to governmental authorities.
In determining the applicable sanction or other remedial action, several factors may be considered including but not limited to: the severity of the violation, the frequency of the Access Person’s violations, whether any violation caused harm or the potential of harm to clients’ interests, the Access Person’s efforts to cooperate with the investigation, and the Access Person’s efforts to correct any conduct that led to the violation.

3. Violation Reporting

Violations will be reported to appropriate management and the Chief Compliance Officer.
XI.	CONFIDENTIALITY

All reports and information submitted or obtained pursuant to this Code are generally treated as confidential; provided, however, that such information may be shared with Management, the Law Department, internal and external auditors, regulators, Client Accounts or other persons as a Compliance Officer deems necessary.

XII.	TRAINING

Periodic training of the Code is required and all Access Persons are required to attend training sessions and read the applicable materials. A Compliance Officer will notify you of scheduled training sessions.

XIII.	AMENDMENT AND INTERPRETATION OF PROVISIONS

The Code may be amended or interpretations of the Code that are deemed appropriate may be adopted. Any time the Code is materially amended the new version of the Code, or notification regarding the Code being amended and where to obtain the new Code, will be distributed to all Access Persons. Any time the Code is materially amended, all Access Persons must submit an amendment certification indicating that he or she has received and has read and understood the amended Code.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
APPENDIX 1. GLOSSARY
Beneficial Ownership — You are considered to have beneficial ownership of Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect interest in Securities:
•	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

•	Your interest as a general partner in Securities held by a general or limited partnership.

•	Your interest as a manager-member in the Securities held by a limited liability company.
You do not have an indirect interest in Securities held by a corporation, partnership, Limited Liability Company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.
The following circumstances constitute beneficial ownership by you of Securities held in or by a trust:
•	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

•	Your ownership of a vested beneficial interest in a trust.

•	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.
Blind Trust — A trust in which a fiduciary third party, such as a bank or money management firm, is given complete discretion to make investment decisions on behalf of the trust beneficiaries. The trust is called blind because the beneficiary is not informed about the holdings of the trust.
Client Account — Any account managed by PAM as investment adviser. For the purposes of the Pacific Life Fund Advisors’ Code of Ethics, Client Accounts exclude accounts managed by PAM for the General Accounts of Pacific Life or Pacific Life & Annuity Company.
Compliance Officer — When used in the context of this Code refers to PLFA’s Chief Compliance Officer who is designated to ensure all rules, regulations and procedures, necessary to insure compliance with the Code, are maintained. The term “Compliance Officer” also includes the Chief Compliance Officer’s designees who may be empowered to resolve issues and review reports. See Appendix 2 for a list of designated Compliance Officers.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
Control — When used within the context of Beneficial Ownership (as defined above) refers to the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting Securities of a company is presumed to control such company.
Exchange-traded Fund (ETF) — A type of investment whose investment objective is to achieve the same return as a particular market index. An ETF is similar to an index fund in that it will primarily invest in the Securities of companies that are included in a selected market index. An ETF will invest in either all of the securities or a representative sample of the securities included in the index.
Hedge Fund — An aggressively managed portfolio of investments that uses advanced investment strategies such as leveraged, long, short and derivative positions in both domestic and international markets with the goal of generating high returns (either in an absolute sense or over a specified market benchmark).
Initial Public Offering (“IPO”) — Commonly known as a company’s first sale of stock to the public, IPO is defined as an offering of securities registered under the Securities Act of 1933, as amended, of an Issuer that was not, immediately before such registration, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
Investment Professionals — Any Access Person who is a portfolio manager, research analyst, or trader who has responsibility for making investment decisions for a Client Account.
Issuer — A legal entity that has the power to issue and distribute a Security. Issuers include corporations, municipalities, foreign and domestic governments and their agencies, and investment trusts.
Municipal Bond — A long-term debt instrument issued by a state or local government. It usually carries a fixed rate of interest, which is paid semiannually.
Municipal Note — A short-term debt instrument of a state or local government. Most popular are revenue, bond, and tax anticipation notes.
Open-Ended Mutual Fund — A registered investment company not exempted under Section 3(c) or Section 6 of the Investment Company Act of 1940, whose securities are redeemable at all times and typically offered on a continuous basis.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
Option — a contract between a buyer and a seller that gives the buyer the right, but not the obligation, to buy or sell a particular asset at a later day at an agreed upon price. Long options will be valued at the amount paid (premium) to enter into the transaction. Short options will be valued at their notional value (number of contracts x contract size x underlying security price).
Pacific Select Fund/Pacific Life Funds — Shares of Pacific Select Fund (purchased via a Pacific Life or Pacific Life & Annuity Company variable annuity contract and/or variable life insurance policy) and shares of Pacific Life Funds.
Private Placement —An offering of Securities that is exempt from registration under the Securities Act of 1933, pursuant to Section 4(2), Section 4(6), or Regulation D (Rules 501 through 506). Includes investments in privately held corporations, limited partnerships, and tax shelter programs.
Security — For the purpose of these rules, “Security” includes stock, treasury stock, and             shares, debenture, bond, convertible bond, units in unregulated collective investment schemes, government and public securities, certificates of deposit, futures, collateralized bond obligations (CBOs) and contracts for differences (e.g. forward rate agreements, interest rate swaps, market indices), notes, bonds, evidence of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, fractional undivided interests in oil, gas, or other mineral rights, any puts, calls, straddles, options, or privileges on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any puts, calls, straddles, options, or privileges entered into on a National Securities exchange, commodities exchange or market relating to foreign currency, or, in general, any interests or instruments commonly known as a “Security”, or any certificates of interest or participations in, temporary or interim certificates for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
Trading Activity — Purchase or sale of any Security, or derivative thereof such as futures, forward contracts, options, warrants or swaps. With respect to Pacific Select Fund/Pacific Life Funds, Trading Activity includes portfolio transfers and fund exchanges, respectively.
Unit Investment Trust — An investment vehicle registered with the SEC that purchases a fixed portfolio of Securities, such as corporate, municipal or government bonds, mortgage-backed Securities, common stock, or preferred stock. The trust expires when the bonds mature or, in the case of equity funds, at a specified future date.
U.S. Government Agency Securities — Agency Securities are direct obligations of federal government agencies or government-sponsored enterprises (GSEs). Federal agencies are entities of the Federal Government, such as the Government National Mortgage Association (Ginnie Mae) and the Tennessee Valley Authority (TVA). GSEs are publicly chartered but privately owned and operated entities, such as the Federal National Mortgage Association (Fannie Mae), and the Federal Home Loan Mortgage Corporation (Freddie Mac).
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
U.S. Treasury Securities — Direct obligations of the U.S. Government issued by the Department of the Treasury. Examples: Treasury bills, Treasury notes, Treasury bonds, Treasury inflation — indexed, and saving bonds.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
APPENDIX 2. COMPLIANCE OFFICERS
Corporate Compliance
Sharon Pacheco, Chief Compliance Officer
Carol Rumsey
ANY QUESTIONS ABOUT YOUR INTENDED TRANSACTION OR
REPORTING REQUIREMENTS?
Please contact a Compliance Officer for clarification.
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
APPENDIX 3. PTA SUPPORTED FINANCIAL FIRMS
Charles Schwab
Citigroup
E*Trade Securities Inc
Edward Jones
Fidelity Investments
Interactive Brokers
Merrill Edge Bank of America Corporation
Morgan Stanley SmithBarney
OptionsXpress
Scottrade
TD Ameritrade
UBS
Wells Fargo Advisors
Effective January 1, 2013

Investment Adviser’s
Code of Ethics
Table of Security Types and Required Actions
The table below serves as a reference for you to know what types of Securities Access Persons need to preclear and to report. The following list is by no means all inclusive of all Security types. If you have questions regarding a Security type that is not listed here, please contact a Compliance Officer.

		Quarterly	Annual
		Transaction	Holdings
	Preclearance	Reporting	Reporting
Type of Security	Required	Required	Required
Open-ended mutual funds registered in the United States	No	No	No
Bankers Acceptances	No	No	No
Bank Certificates of Deposit	No	No	No
Commercial Paper	No	No	No
Repurchase Agreements	No	No	No
Securities with a remaining maturity of 397 calendar days or less that have received a rating in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”) such as Moody’s, S&P or Fitch
	No	No	No
Money Market Fund Shares	No	No	No
U.S. Treasury Securities and U.S. Government Agency Securities	No	No	No
Automatic Investment Plans including Dividend Reinvestment Plans (“DRIP”)	No	No	Yes
Securities acquired as a result of a stock dividend, stock split, reverse stock split, merger consolidation, spin-off, or other similar corporate actions, distributions, or reorganization	No	No	Yes
Effective January 1, 2013

Investment Adviser’s
Code of Ethics

		Quarterly	Annual
		Transaction	Holdings
	Preclearance	Reporting	Reporting
Type of Security	Required	Required	Required
Exchange Traded Funds (including Options on Exchange Traded Funds), iShares, both open-ended and closed-end	No	Yes	Yes
Unit Investment Trusts	No	No	Yes
Employer stock or options received by the Access Person’s spouse as a form of compensation	No	No	Yes
Employer stock or options subsequent transactions to buy, sell or exercise	No	Yes	Yes

* The following security types require preclearance for individual transactions over $100,000 per Issuer, within a rolling 30-day period. See the preclearance section for further guidance on the $100,000 minimum requirement.

Common Stock	No*	Yes	Yes
Corporate Debt Securities	No*	Yes	Yes
Options	No*	Yes	Yes
Closed-End Funds	No*	Yes	Yes
Municipal Bonds and Municipal Notes	No*	Yes	Yes
Preferred Stock	No*	Yes	Yes
Listed depository receipts e.g. ADRs and GDRs	No*	Yes	Yes
Warrants and Rights	No*	Yes	Yes
Derivatives including Forward Contracts, Swaps, Futures	No*	Yes	Yes
Commodities	No*	Yes	Yes
Effective January 1, 2013

Investment Adviser’s
Code of Ethics

		Quarterly	Annual
		Transaction	Holdings
	Preclearance	Reporting	Reporting
Type of Security	Required	Required	Required
The following security types require preclearance regardless of transaction amount.

Initial Public Offerings (“IPOs”)	Yes	Yes	Yes
Private Placements	Yes	Yes	Yes
Hedge Funds	Yes	Yes	Yes

Employees of Pacific Asset Management must obtain preclearance from a Compliance Officer for personal transactions in the Pacific Life Funds or Pacific Select Fund portfolios managed by PAM.

Pacific Asset Management Employees - Pacific Life Funds and Pacific Select Funds managed by PAM.	Yes	Yes	Yes
QUESTIONS ABOUT YOUR INTENDED TRANSACTION?
If you are unsure after checking the table, or your transaction is not listed, contact a Compliance Officer for clarification before you trade.
Effective January 1, 2013

This page intentionally left blank.

THIS FORM MUST BE COMPLETED AND RETURNED BY ALL ACCESS PERSONS NO LATER THAN:_____________________________
Quarterly Report of Securities Transactions
For the Quarter Ending:_______________________
Instructions: Complete Sections I, II and III. Check all applicable boxes and provide the required information regarding securities transactions and broker account changes.
Section I — Reportable Holdings
☐	I have no reportable transactions for the current quarter.

☐	I have attached a copy of broker statements for the current quarter.

☐	I have written all reportable transactions in the table below. (Do not write on the reverse. Attach additional sheets if necessary.)

	Ticker Symbol				Price Per		Broker Dealer or
	of Security or	Transaction	Transaction	Number of	Share or	Total	Bank Effecting
Title of Security	CUSIP	Date	Type*	Shares**	Bond***	Price	Transaction****

Section II — New or Closed Accounts
☐	I have opened or closed a securities account during the current quarter.
Reportable Securities: For accounts that hold reportable securities, please complete all information below.
Non Reportable Securities: For accounts that hold non-reportable securities, please list the name (only) of the broker dealer or bank.

	Name In Which		Name of	Holds Reportable Securities
Opening Date	Account Is Held	Account Number	Broker/Dealer/Bank	Y/N

Section III — Quarterly Certification
I certify that the information that I have submitted for the reporting period, with respect to reportable transactions in which I had any direct or indirect beneficial ownership, is accurate for the reporting period.

*Specify transaction type. Example: Buy, Sell etc.
**Or principal amount of each security if a bond.
***Price at which transaction was effected.
****If new account, please complete information below.

Signature:

Print Name:

Date:

Please print, sign and return to: Michelle Zylla, Corporate Compliance, NB-2

Pacific Select Fund / Pacific Life Funds Information Request
☐ New       ☐ Update
Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity contract and/or variable life insurance policy) and shares of Pacific Life Funds (via direct investment in shares of the Funds) are affiliated funds — together they are considered “Pacific Select Fund/Pacific Life Funds.”
Please check the appropriate box below. If applicable, please provide the policy/contract/account information requested.
☐	I DO NOT have any Beneficial Ownership in any Pacific Select Fund/Pacific Life Funds.

☐	I DO have a Beneficial Ownership in the following Pacific Select Fund/Pacific Life Funds:
Variable Life

Variable Life
Policy Number	Policy Owner

Variable Annuity

Variable Annuity
Contract Number	Contract Owner

Pacific Life Funds

Pacific Life Funds Account Number	Account Owner

My signature below confirms that the information above is correct to the best of my knowledge as of the date noted below. If I have noted any Pacific Select Fund/Pacific Life Funds above, I hereby authorize and acknowledge that duplicate transactional statements for the above referenced (or attached) policies; contracts; and/or accounts may be obtained by a Compliance Officer or designee on at least a quarterly basis. I affirm that I shall report any new Pacific Select Fund/Pacific Life Funds to a Compliance Officer or designee at the inception of each policy/contract/account.

Access Person Signature	Date

Printed Name

Please print, sign and return to: Michelle Zylla, Corporate Compliance, NB-2

THIS FORM MUST BE COMPLETED AND RETURNED BY ALL ACCESS PERSONS NO LATER THAN:_________________
Annual Report of Securities Holdings
As of:____________________________
Instructions: Complete sections I, II, III and IV.
Section I — Reportable Holdings (Excluding Pacific Select Fund / Pacific Life Funds holdings — See section IV)
☐	I do not have reportable holdings at this time.

☐	I have attached a copy of broker statements reflecting reportable holdings.

☐	I have written all reportable holdings in the table below. (Do not write on the reverse. Attach additional sheets if necessary.)

Ticker
	Symbol of	Number of	Name In Which The Account Is		Broker Dealer or Bank
Title of Security	Security	Shares*	Held	Account Number	Where Securities Are Held

*	Or principal amount of each security if a bond.
Section II — Accounts that Hold Non-Reportable (Exempt) Securities
☐	I do not have accounts that hold non-reportable (exempt) securities.

☐	I have accounts that hold non-reportable (exempt) securities.
For all accounts held at brokers, dealers or banks that hold non-reportable (exempt) securities, please list below the name only (no account number) for that broker, dealer, or bank.

Section III — Annual Certification
As per my signature below, I hereby state that I have received, read and understand the Investment Adviser’s Code of Ethics (the “Code”), and recognize that it applies to me. I agree to comply with the Code, including its general principles, its reporting requirements, and preclearance requirements. I will disclose, report or cause to be reported all reportable Securities of which I have a Beneficial Ownership (as such term is defined in the Code).
I agree to advise members of my immediate family, as identified in Beneficial Ownership, about the existence of this Code, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics.
I agree to cooperate fully with any investigation or inquiry by a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.

Signature:

Print Name:

Date:

Please print, sign and return to: Michelle Zylla, Corporate Compliance, NB-2

Section IV — Reportable Holdings in Pacific Select Fund and Pacific Life Funds
Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity and/or variable life insurance policy) and Pacific Life Funds (via direct investment in shares of the Funds) are affiliated funds — together they are considered “Pacific Select Fund/Pacific Life Funds.”
Please check the appropriate box below. If applicable, please provide the policy/contract/account information requested.
☐	I DO NOT have any Beneficial Ownership in any Pacific Select Fund/Pacific Life Funds.

☐	I DO have a Beneficial Ownership in the following Pacific Select Fund/Pacific Life Funds:
Variable Life

Variable Life
Policy Number	Policy Owner Name

Variable Annuity

Variable Annuity
Contract Number	Contract Owner Name

Pacific Life Funds

Pacific Life Funds	Account Owner Name

My signature below confirms that the information above is correct to the best of my knowledge as of the date noted below. If I have noted any Pacific Select Fund/Pacific Life Funds above, I hereby authorize and acknowledge that duplicate transactional statements for the above referenced (or attached) policies; contracts; and/or accounts may be obtained and/or accessed by a Compliance Officer or designee on at least a quarterly basis. I affirm that I shall report any new Pacific Select Fund/Pacific Life Funds to a Compliance Officer or designee at the inception of each policy/contract/account.

Access Person Signature	Date

Printed Name

Please print, sign and return to: Michelle Zylla, Corporate Compliance, NB-2

PACIFIC LIFE FUND ADVISERS’ PERSONAL SECURITIES TRANSACTION
Pre-Clearance Form

Employee requesting authorization (Print Name):

Date:

Name of Security:	Ticker Symbol:

Maximum number of shares or units to be purchased or sold or amount of bond:
What will your total exposure be to this issuer after this transaction?

# Shares held:	Par amount of bonds held:

Check Type of Transaction:☐ Purchase ☐ Sale ☐ Other (Describe)
Do you possess material, nonpublic information regarding this issuer? ☐ Yes ☐ No
With respect to these securities or “equivalent securities” (Securities with like trading characteristics i.e., convertible bonds share characteristics with both stocks and bonds or derivatives such as Options and Futures Contracts, which would be equivalent to the underlying Securities, from which they derive their value.), to your knowledge, are such securities:
a.	held in an account managed by Pacific Life? ☐ Yes ☐ No

b.	being considered for purchase or sale by Pacific Life? ☐ Yes ☐ No
Does the issuer of the security have any publicly traded stock? ☐ Yes ☐ No
Have you completed any other personal securities transactions with this issuer within the past 30 days? ☐ Yes ☐ No
Have you made any recommendations, or been asked to make any recommendations regarding this issuer in the last 30 days? ☐ Yes ☐ No
Do you follow the company or industry that includes this company in your role at Pacific Life? ☐ Yes ☐ No

☐ Approved ☐ Denied

Signature of Compliance Officer

If your transactions have been approved, they must be completed by:

Please print, sign and return to: Michelle Zylla, Corporate Compliance, NB-2